UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2020

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Tejon Ranch Co. (the “Company”) unanimously voted on December 10, 2020 to elect Frawn Morgan to the Board, effective January 1, 2021. Morgan fills a vacancy resulting from the Board’s action to increase the size of the Board (see current report for Item 5.03 below). She will serve as a Class II Director. She will be appointed at a future date during the annual committee appointment process to serve on one or more committees of the Board.

Frawn Morgan presently serves as managing member and chief executive of LDC Advisors, LLC. LDC Advisors provides real estate advice and services, including real estate entitlement and development consulting, guidance and governance compliance to investors and landowners. LDC Advisors is the successor entity to Le Plastier Development consulting, where Morgan served as Managing Director and Chief Financial Officer since 1998.

Morgan is in the process of seeking a Doctor of Education from Northeastern University, has a Master of Applied Psychology degree from the University of Pennsylvania, a Master of Science, Corporate and Organizational Communication, from Northeastern University and a Bachelor of Arts in Social Science from Brandman University. She is a member of the Urban Land Institute’s Women’s Leadership Initiative District Council, the Women’s Housing Leadership Group, and the National Association of Women in Real Estate Businesses.

Morgan has (i) no arrangements or understandings with any other person pursuant to which she was appointed as a director and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Morgan (i) has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and (ii) as of the date of this Current Report on Form 8-K, she holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Morgan will serve pursuant to the standard compensation agreement that the Company has with its other Board members as described in the 2020 Proxy Statement, as such agreement may be amended from time to time and disclosed in future Proxy Statements.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The Company’s Bylaws provide that the authorized number of Directors of the Company shall be eight unless amended by resolution of the Board of Directors. Through an amendment to the Bylaws, adopted by resolution, the Board has increased the number of Directors from eight to nine, effective as of January 1, 2021.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of the Company dated December 15, 2020, announcing the Company’s election of a new member to the Board of Directors.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2020	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Operating Officer

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